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                                                       EXHIBIT 23.6


                          CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of U.S. Office Products Company of our report dated July 3, 1996, relating to the financial statements of New Office Plus, Inc., which appear in the Current Report on Form 8-K, dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


Shinners, Hucovski and Company, S.C.